Exhibit 99.1

Mesa Air Group Reports Fourth Quarter and Fiscal Full-Year 2024 Results

May 14, 2025

PHOENIX, May 14, 2025 – Mesa Air Group, Inc. (NASDAQ: MESA) (“Mesa” or the “Company”) today reported fourth quarter and fiscal full-year 2024 financial and operating results.

Fourth Quarter Fiscal 2024 Update:

•
Total operating revenues of $115.3 million
•
Pre-tax loss of $24.5 million, net loss of $24.9 million, or $(0.60) per diluted share
•
Adjusted net loss1 of $0.1 million2, or $(0.00) per diluted share
•
Adjusted EBITDAR1 of $18.2 million
•
Operated at a 99.88% controllable completion factor3

Republic Transaction:

•
Entered into definitive agreement with Republic Airways Holdings Inc. (“Republic”) for an all-stock merger to create a leading regional airline company
•
Mesa’s operations will support a new 10-year CPA with United Airlines, Inc. (“United”) as part of transaction

Asset Transactions Over Past Six Months:

•
Completed sales of 18 E-175 aircraft to United for gross proceeds of $227.7 million, $143.0 million of which was assumed or used for the repayment of debt, with net proceeds of $84.7 million
•
Also completed sales of:
o
3 of 15 CRJ-900 airframes agreed to be sold to a third party in December 2024 quarter
o
17 of 23 spare engines previously agreed to be sold to two third parties in June 2024 quarter
o
11 of 23 spare engines previously agreed to be sold to a third party in December 2023 quarter
•
Agreed to sell remaining 29 surplus CRJ-900 airframes and 23 surplus CRJ-900 engines for total gross proceeds of $44.8 million, of which 44.1 million will be used for the repayment of U.S. Treasury debt
•
Sold spare Boeing 737 parts to a third party for gross proceeds of $1.4 million

Operational Updates:

•
Averaged 8.9 block hours per day in December 2024 quarter and 9.4 block hours per day in March 2025 quarter, and anticipate operating 9.8 block hours per day in the June 2025 quarter
•
Mesa Pilot Development (MPD) program began operations in Glendale, AZ in February 2025

“As we announced, we are moving forward with a merger with Republic Airways to create one of the world’s largest operators of Embraer 170/175 aircraft,” said Jonathan Ornstein, Mesa Chairman and CEO. “We think this combination will create value for our shareholders as well greater opportunity for our people. With the deal announced, we are working cooperatively with our counterparts at Republic to close the transaction and set a go-forward operational plan.”

“For fiscal full-year 2024, we produced positive adjusted EBITDAR, and we have continued to take steps to improve our financial performance over the past several months,” continued Ornstein. “Our scheduling and utilization have been increasing sequentially, and we anticipate utilization will increase again for the June 2025 quarter. As of the end of February, we are exclusively flying E-175s, creating a more efficient operation and enabling us to transact on our remaining surplus CRJ assets. We plan to continue to strengthen our operational and financial performance ahead of the closing of our transaction with Republic.”

1 See Reconciliation of GAAP versus non-GAAP Disclosures

2 Adjusted net loss primarily excludes $22.8 million of costs related to impairment of assets held for sale

3 Excludes cancellations due to weather and air traffic control

Fourth Quarter Fiscal 2024 Details

Total operating revenues in Q4 2024 were $115.3 million, an increase of $0.9 million from $114.4 million for Q4 2023. Contract revenue decreased by $0.9 million, or 1.0%, to $93.8 million, compared to $94.7 million in Q4 2023, driven by a reduction in DHL revenue due to the wind-down of the FSA, offset by an increase in United Airlines revenue as a result of higher E-175 block-hour rates.

Pass-through revenue increased by $1.8 million, or 9.1%, driven primarily by higher maintenance pass-through expense. Mesa’s Q4 2024 results include, per GAAP, the deferral of $2.8 million in revenue, versus the recognition of $1.7 million of previously deferred revenue in Q4 2023. The remaining deferred revenue balance of $9.6 million will be recognized as flights are completed over the remaining term of the United contract.

Total operating expenses in Q4 2024 were $132.3 million, a decrease of $2.3 million, or 1.7%, versus Q4 2023. This decrease primarily reflects a $14.2 million decrease in flight operations expense and a $6.8 million decrease in maintenance expense, due to fewer contracted aircraft and decreases in pilot training costs, as well as $6.1 million lower depreciation and amortization expense primarily due to the retirement and sale of CRJ aircraft and engines. These decreases were partially offset by asset impairment costs that were $19.4 million higher versus Q4 2023.

Mesa’s Q4 2024 results reflect a net loss of $24.9 million, or $(0.60) per diluted share, compared to a net loss of $28.3 million, or $(0.69) per diluted share, for Q4 2023. Mesa’s Q4 2024 adjusted net loss was $0.1 million, or $(0.00) per diluted share, versus an adjusted net loss of $26.4 million, or $(0.64) per diluted share, in Q4 2023.

Mesa’s adjusted EBITDA1 for Q4 2024 was $14.7 million, compared to an adjusted EBITDA loss of $2.9 million for Q4 2023. Adjusted EBITDAR was $18.2 million for Q4 2024, compared to an adjusted EBITDAR loss of $2.4 million for Q4 2023.

Fourth Quarter Fiscal 2024 Operating Performance

Operationally, the Company reported a controllable completion factor of 99.88% for United during Q4 2024. This is compared to a controllable completion factor of 99.54% for United during Q4 2023. Controllable completion factor excludes cancellations due to weather and air traffic control.

For Q4 2024, the Company operated 67 large (70/76 seats) jets under its CPA with United, comprising 55 E-175s and twelve CRJ-900s.

Fiscal Full-Year 2024 Results

Total operating revenues for fiscal full-year 2024 were $476.4 million, a decrease of $21.7 million, or 4.3%, from $498.1 million for fiscal full-year 2023. Contract revenue decreased by $17.0 million, or 4.0%. This was primarily driven by a reduction in block hours, fewer aircraft under contract, and the wind-down of the DHL FSA, partially offset by higher United Airlines block-hour rates.

Pass-through revenue, driven by lower pass-through maintenance expense, decreased by $4.7 million, or 6.1%. Mesa’s fiscal full-year 2024 results include, per GAAP, the recognition of $11.4 million of previously deferred revenue, versus the recognition of $3.0 million of previously deferred revenue in fiscal full-year 2023.

Total operating expenses in fiscal full-year 2024 were $542.2 million, a decrease of $40.2 million, or 6.9%, versus fiscal full-year 2023. This decrease reflects a $32.3 million decrease in flight operations expense and a $14.9 million decrease in maintenance expense, due to fewer contracted aircraft and decreases in pilot training costs, as well as $20.3 million lower depreciation and amortization expense, primarily due to the retirement and sale of CRJ aircraft and engines. These decreases were partially offset by asset impairment costs that were $19.4 million higher versus fiscal full-year 2023.

Mesa’s fiscal full-year 2023 results reflect a net loss of $91.0 million, or $(2.21) per diluted share, compared to a net loss of $120.1 million, or $(3.04) per diluted share, for fiscal full-year 2023. Mesa’s fiscal full-year 2024 adjusted net loss was $23.0 million, or $(0.56) per diluted share, versus an adjusted net loss of $79.5 million, or $(2.01) per diluted share, in fiscal full-year 2023.

Mesa’s Adjusted EBITDA for fiscal full-year 2024 was $55.5 million, compared to $24.2 million in fiscal full-year 2023. Adjusted EBITDAR was $63.3 million for fiscal full-year 2024, compared to $30.4 million in fiscal full-year 2023.

Balance Sheet and Liquidity

Mesa ended the September quarter with $15.6 million in unrestricted cash and cash equivalents. As of September 30, 2024, the Company had $315.2 million in total debt, secured primarily with aircraft and engines, compared to a balance of $538.3 million as of September 30, 2023. During the quarter, the Company paid $51.1 million in debt, comprising payments related to CRJ engine sale transactions and scheduled obligations.

As of March 31, 2025, Mesa had $54.1 million in unrestricted cash and cash equivalents. Based on the most recent appraisal value of spare parts, Mesa had $12.4 million in available credit under its United facility, subject to approval.

Form 10-Qs

The Company continues to work diligently to complete the Form 10-Qs for the periods ended December 31, 2024 and March 31, 2025 and plans to file them as soon as possible.

About Mesa Air Group, Inc.

Headquartered in Phoenix, Arizona, Mesa Air Group, Inc. is the holding company of Mesa Airlines, a regional air carrier providing scheduled passenger service to 82 cities in 32 states, the District of Columbia, Cuba, and Mexico. As of March 31, 2025, Mesa operated a fleet of 60 aircraft, with approximately 238 daily departures. The Company had approximately 1,650 employees. Mesa operates all its flights as United Express pursuant to the terms of a capacity purchase agreement entered into with United Airlines, Inc.

Important Cautions Regarding Forward-Looking Statements

This Press Release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions, and expectations regarding future events, which in turn are based on information currently available to the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the ability to complete the proposed merger with Republic on the proposed terms or on the anticipated timeline, or at all, including the risks and uncertainties related to securing the necessary stockholder approval and satisfaction of other closing conditions to consummate the proposed transaction, the Company’s ability to respond in a timely and satisfactory matter to the inquiries by Nasdaq, the Company’s ability to regain compliance with Listing Rule, the Company’s ability to become current with its reports with the SEC, and the risk that the completion and filing of the Form 10-Q will take longer than expected. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC, including the risk factors contained in its most recent Annual Report on Form 10-K and the Company’s other subsequent filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

Contact:

Mesa Air Group, Inc.

Media

media@mesa-air.com

Investor Relations
investor.relations@mesa-air.com

MESA AIR GROUP, INC.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands, except per share amounts) (Unaudited)

	Three months ended September 30,		Twelve months ended September 30,
	2024	2023	2024	2023
Operating revenues:
Contract revenue	$ 93,806	$ 94,710	$ 404,322	$ 421,298
Pass-through and other revenue	21,451	19,656	72,087	76,767
Total operating revenues	115,257	114,366	476,409	498,065

Operating expenses:
Flight operations	37,870	52,041	184,472	216,748
Maintenance	47,560	54,304	184,725	199,648
Aircraft rent	3,501	418	7,797	6,200
General and administrative	11,391	9,893	44,248	48,765
Depreciation and amortization	7,195	13,299	40,041	60,359
Asset impairment	22,786	3,392	73,709	54,343
Loss/(Gain) on sale of assets	531	109	682	(7,162)
Other operating expenses	1,455	1,152	6,555	3,510
Total operating expenses	132,290	134,608	542,229	582,411
Operating loss	(17,033)	(20,242)	(65,820)	(84,346)

Other income (expense), net:
Interest expense	(7,624)	(13,599)	(38,455)	(49,921)
Interest income	23	18	68	146
Gain on investments	1,578	—	8,032	—
Unrealized (Loss)/Gain on investments, net	(71)	2,133	(6,145)	5,408
Gain on extinguishment of debt	—	—	2,954	—
Gain on debt forgiveness	—	—	10,500	—
Other (expense)/income, net	(1,396)	392	(1,630)	(148)
Total other expense, net	(7,491)	(11,056)	(24,676)	(44,515)
Loss before taxes	(24,524)	(31,298)	(90,496)	(128,861)
Income tax expense (benefit)	393	(2,954)	519	(8,745)
Net loss	$ (24,917)	$ (28,344)	$ (91,015)	$ (120,116)

Net loss per share attributable to common shareholders
Basic	$ (0.60)	$ (0.69)	$ (2.21)	$ (3.04)
Diluted	$ (0.60)	$ (0.69)	$ (2.21)	$ (3.04)

Weighted-average common shares outstanding
Basic	41,332	40,885	41,137	39,465
Diluted	41,332	40,885	41,137	39,465

MESA AIR GROUP, INC.

Consolidated Balance Sheets

(In thousands) (Unaudited)

	September 30, 2024	September 30, 2023
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$ 15,621	$ 32,940
Restricted cash	3,009	3,132
Receivables, net	5,263	8,253
Expendable parts and supplies, net	28,272	29,245
Assets held for sale	5,741	57,722
Prepaid expenses and other current assets	3,371	7,294
Total current assets	61,277	138,586

Property and equipment, net	426,351	698,022
Lease and equipment deposits	1,289	1,630
Operating lease right-of-use assets	7,231	9,709
Deferred heavy maintenance, net	6,396	7,974
Assets held for sale	86,605	12,000
Other assets	7,709	30,546
TOTAL ASSETS	$ 596,858	$ 898,467

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and finance leases	$ 50,455	$ 163,550
Current portion of deferred revenue	3,932	4,880
Current maturities of operating leases	1,681	3,510
Accounts payable	72,096	58,957
Accrued compensation	12,797	10,008
Customer deposits	1,189	—
Other accrued expenses	32,308	27,001
Total current liabilities	174,458	267,906

NONCURRENT LIABILITIES:
Long-term debt and finance leases, excluding current portion	259,816	364,728
Noncurrent operating lease liabilities	6,863	8,077
Deferred credits	3,020	4,617
Deferred income taxes	8,173	8,414
Deferred revenue, net of current portion	5,707	16,167
Other noncurrent liabilities	28,579	28,522
Total noncurrent liabilities	312,158	430,525
Total liabilities	486,616	698,431

STOCKHOLDERS' EQUITY:

Common stock of no par value and additional paid-in capital, 125,000,000 shares authorized; 41,331,719 (2024) and 40,940,326 (2023) shares issued and outstanding, 4,899,497 (2024) and 4,899,497 (2023) warrants issued and outstanding	272,376	271,155
Accumulated deficit	(162,134)	(71,119)
Total stockholders' equity	110,242	200,036
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 596,858	$ 898,467

MESA AIR GROUP, INC.

Operating Highlights

(Unaudited)

	Three months ended
	September 30,
	2024	2023	Change
Available seat miles (thousands)	947,328	990,952	(4.4)%
Block hours	42,495	44,519	(4.5)%
Average stage length (miles)	541	546	(0.9)%
Departures	23,529	24,894	(5.5)%
Passengers	1,435,580	1,517,871	(5.4)%
Controllable completion factor*
United	99.88%	99.54%	0.3%
Total completion factor**
United	97.11%	97.75%	(0.7)%

*Controllable completion factor excludes cancellations due to weather and air traffic control

**Total completion factor includes all cancellations

Reconciliation of non-GAAP financial measures

Although these financial statements are prepared in accordance with accounting principles generally accepted in the U.S. ("GAAP"), certain non-GAAP financial measures may provide investors with useful information regarding the underlying business trends and performance of Mesa's ongoing operations and may be useful for period-over-period comparisons of such operations. The tables below reflect supplemental financial data and reconciliations to GAAP financial statements for the three and twelve months ended September 30, 2024 and September 30, 2023. Readers should consider these non-GAAP measures in addition to, not a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures exclude some, but not all items that may affect the Company's net income or loss. Additionally, these calculations may not be comparable with similarly titled measures of other companies.

Reconciliation of GAAP versus non-GAAP Disclosures

(In thousands) (Unaudited)

Three Months Ended September 30, 2024				Three Months Ended September 30, 2023
Income (Loss) Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share	Income (Loss) Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share

GAAP income (loss)	$ (24,524)	$ (393)	$ (24,917)	$ (0.60)	$ (31,298)	$ 2,954	$ (28,344)	$ (0.69)
Adjustments(1)(2)(3)(4)(5)(6)	24,444	392	24,836	$ 0.60	1,551	426	1,977	$ 0.05
Adjusted loss	(80)	(1)	(81)	$ (0.00)	(29,747)	3,380	(26,367)	$ (0.64)

Interest expense	7,624				13,599
Interest income	(23)				(18)
Depreciation and amortization	7,195				13,299
Adjusted EBITDA	14,717				(2,867)

Aircraft rent	3,501				418
Adjusted EBITDAR	$ 18,217				$ (2,449)

(1) $0.1 million loss and $2.1 million gain resulting from changes in the fair value of the Company's investments in equity securities for the three months ended September 30, 2024 and 2023, respectively.

(2) $22.8 million and $3.4 million in asset impairment related to held for sale assets during the three months ended September 30, 2024 and 2023, respectively.

(3) $0.1 million and $0.2 million loss on deferred financing costs related to retirement of debts during the three months ended September 30, 2024 and 2023, respectively.

(4) $1.9 million and $0.1 million loss on the disposal of aircraft and engines during the three months ended September 30, 2024 and 2023, respectively.

(5) $1.2 million in non-recurring third party costs associated with non-recurring transactions during the three months ended September 30, 2024.

(6) $1.6 million gain on the sale of investments in equity securities during the three months ended September 30, 2024.

	Fiscal Year Ended September 30, 2024				Fiscal Year Ended September 30, 2023
	Income (Loss) Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share	Income (Loss) Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP income (loss)	$ (90,496)	$ (519)	$ (91,015)	$ (2.21)	$ (128,861)	$ 8,745	$(120,116)	$ (3.04)
Adjustments(1)(2)(3)(4)(5)(6)(7) (8)(9)(10)	67,582	388	67,970	$ 1.65	42,949	(2,305)	40,644	$ 1.03
Adjusted income (loss)	(22,914)	(131)	(23,045)	$ (0.56)	(85,912)	6,440	(79,472)	$ (2.01)

Interest expense	38,455				49,921
Interest income	(68)				(146)
Depreciation and amortization	40,041				60,359
Adjusted EBITDA	55,514				24,222

Aircraft rent	7,797				6,200
Adjusted EBITDAR	$63,311				$30,422

(1) $3.7 million impairment loss on intangible assets during the fiscal year ended September 30, 2023.

(2) $1.6 million and $1.2 million loss on deferred financing costs related to the retirement of debts during the during the fiscal years ended September 30, 2024 and 2023, respectively.

(3) $73.7 million and $50.6 million in asset impairment related to held for sale assets during the fiscal years ended September 30, 2024 and 2023, respectively.

(4) $6.1 million loss and $5.4 million gain resulting from changes in the fair value of the Company's investments in equity securities during the fiscal years ended September 30, 2024 and 2023, respectively.

(5) $0.7 million loss and $7.2 million gain on the sale of aircraft, engines, and other assets during the fiscal years ended September 30, 2024 and 2023, respectively.

(6) $6.0 million in third party costs associated with non-recurring transactions during the fiscal year ended September 30, 2024.

(7) $0.9 million loss for early payment fees on the retirement of debt during the fiscal year ended September 30, 2024.

(8) $10.5 million gain on debt forgiveness during the fiscal year ended September 30, 2024.

(9) $3.0 million gain on extinguishment of debt during the fiscal year ended September 30, 2024.

(10) $8.0 million gain on the sale of investments in equity securities during the fiscal year ended September 30, 2024.

Source: Mesa Air Group, Inc.